EXHIBIT 2.1

SHARE EXCHANGE AGREEMENT

BY AND AMONG

FRIENDLYWAY CORPORATION

AND

PANTEL SYSTEMS, INC.

AND ITS SOLE STOCKHOLDER

KENNETH J. UPCRAFT

APRIL 27, 2006

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is made on the 27th of April, 2006, by and among FRIENDLYWAY CORPORATION, a Nevada Corporation (“FDWY”), and PANTEL SYSTEMS, INC., a Nevada corporation (“PANTEL”), and Kenneth J. Upcraft (the “Stockholder”).

RECITALS

A.  The Boards of Directors of each of FDWY and PANTEL believe it is in the best interests of each company and their respective stockholders that FDWY acquire PANTEL through the acquisition of all the outstanding shares of capital stock of PANTEL from the Stockholder (the “Acquisition”) and, in furtherance thereof, have approved the Acquisition.

  B.  Pursuant to the Acquisition, the Stockholder, who in the aggregate owns all of the outstanding shares of PANTEL Common Stock (“PANTEL Common”), shall exchange the shares of PANTEL Common held by him for newly-issued shares of FDWY Common Stock (“FDWY Common”).

  C. It is intended that the Acquisition qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

SECTION 1

THE ACQUISITION

1.1  Share Exchange. Subject to the terms and conditions herein stated, on the Closing Date (as defined below) the Stockholder shall exchange, assign, transfer and deliver to FDWY and FDWY shall acquire the Stockholder’s PANTEL Common, which constitutes all of the issued and outstanding securities of PANTEL, in exchange for the issuance by FDWY of an aggregate of 20,000,000 shares of FDWY Common (the “Acquisition Consideration”) to the Stockholder. The number of shares of PANTEL Common to be exchanged by the Stockholder and the number of shares of FDWY Common to be received by the Stockholder pursuant to this Agreement is set forth on Exhibit A attached hereto.

1.2  Assumption of Liabilities. At the Closing Date, PANTEL’s then existing liabilities set forth on Schedule 1.2 shall be assumed by FDWY in accordance with the terms thereof.

1.3  Antidilution Provision. In the event FDWY changes (or establishes a record date that occurs before the Closing Date for changing) the number of shares of FDWY Common issued and outstanding before the Closing Date as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding shares as of the Closing Date, the Acquisition Consideration shall be proportionately adjusted, as applicable, to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction. In addition, in the event FDWY pays (or establishes a record date that occurs before the Closing Date for payment of) an extraordinary dividend on, or makes any other extraordinary distribution in respect of, FDWY Common, the Acquisition Consideration shall be appropriately adjusted to reflect such dividend or distribution.

1.4 Distribution of Acquisition Consideration. Of the Acquisition Consideration, 15,000,000 shares of FDWY Common will be distributed to the Stockholder as soon as reasonably practicable following the Closing. The remaining 5,000,000 shares of FDWY Common will be held in escrow for a one-year period pursuant to the terms of the Escrow Agreement (the “Escrow Agreement”) by and among FDWY, Kenneth J. Upcraft and Law Offices of Michael H. Hoffman, P.A., as escrow agent (“Escrow Agent”), set forth on Exhibit B attached hereto.

1.5  Reorganization for Tax Purposes. The parties hereto intend to adopt this Agreement as a “Plan of Reorganization” and to consummate the Acquisition in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), such that the Acquisition qualifies as a tax-free reorganization within the meaning of Section 368(a) of the Code.

SECTION 2

CLOSING DATES AND DELIVERY

2.1  Closing. The exchange, transfer and delivery of the PANTEL Common and the issuance and delivery of the Acquisition Consideration (the “Closing”) shall take place at the offices of Law Offices of Michael H. Hoffman, P.A., 926 Michigan Avenue, No. 8, Miami Beach, Florida 33139 at 10:00 a.m. Eastern Standard Time on such date as is mutually agreed upon by PANTEL and FDWY but no later than 5 business days after the satisfaction or waiver of the conditions to Closing set forth in Section 6 and Section 7 below (such date the “Closing Date”).

2.2  Deliveries by FDWY. At the Closing, FDWY shall deliver or cause to be delivered to PANTEL and the Stockholder:

(a)  a certificate executed by the Chief Executive Officer of FDWY on behalf of FDWY, in form and substance reasonably acceptable to PANTEL and the Stockholder, certifying that the conditions to closing listed in Section 7 have been satisfied.

(b)  a certificate of FDWY executed by FDWY’s Secretary, in form and substance reasonably acceptable to PANTEL and the Stockholder, attaching and certifying to the truth and correctness of (1) the Articles of Incorporation, as amended, of FDWY, (2) the Bylaws of FDWY, (3) the board resolutions adopted in connection with the transactions contemplated by this Agreement, and (4) the composition of the Board of Directors of FDWY.

(c) an Employment and Performance Award Agreement (the “Employment and Performance Award Agreement”) between FDWY and Kenneth J. Upcraft, which is duly executed and mutually acceptable to the parties.

(d) an Escrow Agreement, with such changes as may be reasonably requested by the Escrow Agent, executed by the Stockholder.

(e) a certificate of the Secretary of State of the State of Nevada with respect to the good standing of FDWY.

(f)  certificates representing the number of shares of FDWY Common to be received by the Stockholder as set forth on Exhibit A, which certificates shall be delivered to the Stockholder.

2.3  Deliveries by PANTEL. At the Closing, PANTEL shall deliver or cause to be delivered to FDWY:

(a)  a certificate executed by the President of PANTEL on behalf of PANTEL, in form and substance reasonably acceptable to FDWY, certifying that the conditions to closing listed in Section 6 other than Section 6.1(B) have been satisfied.

(b)  a certificate of PANTEL executed by PANTEL’s Secretary, in form and substance reasonably acceptable to FDWY, attaching and certifying to the truth and correctness of (1) the Articles of Incorporation of PANTEL, (2) the Bylaws of PANTEL, (3) the board and stockholder resolutions adopted in connection with the transactions contemplated by this Agreement, and (4) the composition of the Board of Directors of PANTEL.

 (c)  a certificate of the Secretary of State of Nevada with respect to the good standing of PANTEL and the Subsidiaries.

(d) certificate or certificates representing the shares of the Subsidiaries held by PANTEL.

(e) Employment and Performance Award Agreement duly executed by Kenneth J. Upcraft

(f) Escrow Agreement duly executed by Kenneth J. Upcraft

(g) payment by certified check or wire transfer of immediately available funds to Law Offices of Michael H. Hoffman, P.A. for legal fees and expenses related to the transactions contemplated by the Agreement, which are billed at an hourly rate and, for purposes hereof are estimated to be between $10,000 to $15,000; and (ii) $3,425 in respect of the prior balance due and owing; and (ii) the remaining portion of the prior balance of $3,425 within 45 days of the Closing Date.

2.4  Deliveries by the Stockholder. At the Closing, the Stockholder shall deliver or cause to be delivered to FDWY:

(a)  certificate or certificates representing the shares of PANTEL Common held by the Stockholder as indicated on Exhibit A either endorsed to FDWY or accompanied by assignments separate from certificate, in either instance containing a Medallion form of signature guaranty or a notarization from a notary transferring all such shares to FDWY.

(b)  a certificate signed by the Stockholder certifying that the conditions to closing set forth in Section 6.1(B) have been satisfied with respect to the Stockholder.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF PANTEL

As a material inducement to FDWY to enter into this Agreement, PANTEL hereby represents and warrants to FDWY as follows:

3.1  Organization, Good Standing and Qualification. PANTEL and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. PANTEL has the requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted and as proposed to be conducted, to execute and deliver this Agreement, and to perform its obligations pursuant to this Agreement. PANTEL and each of its subsidiaries is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have a material adverse effect on PANTEL’s results of operations, assets, business, prospects or condition (financial or otherwise) (a “Material Adverse Effect”).

3.2 Subsidiaries. All of the subsidiaries of PANTEL that it owns or controls, directly or indirectly, and its interest in any corporation, partnership, limited liability company, association or other business entity (each a “Subsidiary”) is set forth on Schedule 3.2. Except as set forth on Schedule 3.2, PANTEL owns all of the capital stock or other equity interests of each Subsidiary free and clear of any lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, and all the issued and outstanding shares of capital stock or other equity interests of each Subsidiary are validly issued and are fully paid, non-assessable, and there are no preemptive rights to subscribe for or purchase securities in PANTEL or the Subsidiaries.

3.3  Capitalization.

(a) Immediately prior to the Closing, the authorized capital stock of PANTEL will consist of 100,000,000 shares of Common Stock at $0.001 par value, of which 1,000,000 shares of Common Stock will be issued and outstanding.

(b) All issued and outstanding shares of PANTEL Common (i) have been duly authorized and are validly issued, fully paid, and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(c) There are no options, warrants, convertible securities or other rights, agreements, commitments or arrangements of any kind to purchase, subscribe, issue, or sell any of PANTEL’s authorized and unissued capital stock.

3.4 Authorization. All corporate action on the part of PANTEL and its directors, officers and stockholders necessary for the authorization, execution and delivery of this Agreement by PANTEL and the performance of all of PANTEL’s obligations under this Agreement has been taken. The Agreement, when executed and delivered by PANTEL, shall constitute the valid and binding obligation of PANTEL, enforceable in accordance with its terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

3.5  Financial Statements. PANTEL has delivered to FDWY its unaudited balance sheet, statement of operations and cash flows for the year ended December 31, 2005, and unaudited balance sheet, statement of operations and cash flows for the three month period ended March 31, 2006 (the “Financial Statements”). The Financial Statements are correct in all material respects and present fairly the financial condition and operating results of PANTEL as of the date(s) and during the period(s) indicated therein. The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the period indicated, except the Financial Statements do not contain additional financial statements and footnotes required under GAAP, and the Financial Statements for the three month period ended March 31, 2006 are subject to normal year-end adjustments.

3.6  Changes. Since March 31, 2006 there has not been:

   (a) any material adverse change in the assets, liabilities, financial condition or operating results of PANTEL from that reflected in the Financial Statements, except changes in the ordinary course of business, which, in any case, have not had a Material Adverse Effect;

   (b) any damage, destruction or loss, whether or not covered by insurance, that has had a Material Adverse Effect;

   (c) any waiver by PANTEL of a valuable right or of a material debt owed to it;

   (d) any material change or amendment to a material agreement by which PANTEL or any of its assets or properties is bound or subject;

   (e)  any material change in any compensation arrangement or agreement with any key employee;

   (f)  any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by PANTEL, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of PANTEL;

   (g) sale, exchange or other disposal by PANTEL of any of its material assets or rights, other than the sale of its inventory in the ordinary course of business;

   (h)  any declaration, setting aside or payment or other distribution in respect of any of PANTEL’s capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by PANTEL;

   (i)  any material mortgage, pledge, transfer of a security interest in, or lien, created by PANTEL, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

   (j)  incurring of indebtedness for money borrowed or any other liabilities by PANTEL individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $25,000 in the aggregate;

   (k) the loaning or advancing of money by PANTEL to any person other than advancement of travel and other business expenses consistent with past practice;

   (l) any receipt of notice that there has been a loss of, or material order cancellation by, any major customer of PANTEL;

   (m) any other event or condition of any character with respect to PANTEL that has had or could reasonably be expected to have a Material Adverse Effect; or

   (n) any agreement or commitment by PANTEL to do any of the things described in this Section 3.6.

  3.7  Intellectual Property.

   (a)  PANTEL owns or possesses or can obtain on commercially reasonable terms sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses (software or otherwise), information, processes and similar proprietary rights (“Intellectual Property”) necessary to the business of PANTEL as presently conducted, without any conflict with or infringement of the rights of others. PANTEL has not received any written communication alleging that PANTEL has violated or, by conducting its business as currently conducted, would violate any of the Intellectual Property of any other person or entity.

   (b) None of its employees is obligated under any contract or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with the use of his or her efforts to promote the interests of PANTEL or that would conflict with PANTEL’s business as presently conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of PANTEL’s business by the employees of PANTEL, nor the conduct of PANTEL’s business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

3.8  Material Contracts. Schedule 3.8 lists all agreements, understandings, instruments, contracts, proposed transactions, to which PANTEL is a party or by which it is bound which involve (i) obligations of, or payments to, PANTEL in excess of $10,000 (other than obligations of, or payments to, PANTEL arising from purchase or sale agreements entered into in the ordinary course of business), (ii) any license or transfer of Intellectual Property to or from PANTEL other than agreements with its own employees or consultants, standard end-user license agreements, support/maintenance agreements and agreements entered into in the ordinary course of PANTEL’s business, (iii) the grant of rights to manufacture, produce, assemble, license, market or sell PANTEL’s products or limitations on PANTEL’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products (each such contract, a “PANTEL Material Contract”, collectively the “PANTEL Material Contracts”). All of the PANTEL Material Contracts are valid, binding and in full force and effect in all material respects, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies and to general principles of equity. Neither PANTEL nor any other party to the PANTEL Material Contracts in material default under any of such PANTEL Material Contracts. For the purposes of this section, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities PANTEL has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of this section.

3.9 Title to Properties and Assets; Liens. PANTEL has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no material mortgage, pledge, lien, lease, encumbrance or charge, other than (i) liens for current taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iii) liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, and (iv) liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto or have a Material Adverse Effect, and which have not arisen otherwise than in the ordinary course of business. With respect to the property and assets it leases, PANTEL is in compliance with such leases in all material respects and holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i) - (iv) above. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by PANTEL are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.

3.10  Compliance with other Instruments. PANTEL is not in violation of any term of its Articles of Incorporation or Bylaws, including any amendments thereto, or, to PANTEL’s knowledge, in any material respect of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree to which it is party or by which it is bound which would have a Material Adverse Effect. PANTEL is not in violation of any federal or state statute, rule or regulation applicable to PANTEL the violation of which would have a Material Adverse Effect. The execution and delivery of this Agreement by PANTEL and the Stockholder and the performance by PANTEL of its obligations pursuant to this Agreement will not result in any violation of, or conflict with, or constitute a material default under, PANTEL’s Articles of Incorporation or Bylaws, each as amended to date, or any of its Material Contracts, nor, result in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of PANTEL.

3.11 Litigation. There are no actions, suits, proceedings or investigations pending against PANTEL or its properties (nor has PANTEL received written notice of any threat thereof) before any court or governmental agency. PANTEL is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

3.12  Governmental Consent; Third Party Approvals.

   (a) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of PANTEL is required in connection with the valid execution and delivery of this Agreement, or the consummation of any other transaction contemplated by this Agreement.

   (b)  No consent, approval or authorization of any third party is required in connection with the consummation by PANTEL of the transactions contemplated hereunder.

3.13  Permits. PANTEL has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would have a Material Adverse Effect, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted. PANTEL is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

3.14  Voting Rights. Neither the Company nor the Stockholder has entered into any stockholder agreements or voting agreements with respect to the capital stock of PANTEL.

3.15  Brokers or Finders. PANTEL has no liability for brokerage or finders’ fees or agent’s commissions or any similar charges in connection with this Agreement or any of the transactions contemplated hereby.

3.16  Tax Returns and Payments. PANTEL has timely filed all tax returns required to be filed by it with appropriate federal, state and local governmental agencies. These returns and reports are true and correct in all material respects. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by PANTEL on or before the Closing have been paid or will be paid prior to the time they become delinquent. PANTEL has not been advised in writing (i) that any of its returns have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment with respect to its federal, state or local taxes.

3.17  Employees. There are no strike, labor dispute or union organization activities pending or threatened between it and its employees. None of its employees belongs to any union or collective bargaining unit. PANTEL is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. PANTEL is not aware that any officer or key employee intends to terminate his employment with PANTEL, nor does PANTEL have a present intention to terminate the employment of any officer or key employee. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of PANTEL is terminable at the will of PANTEL.

3.18  Employee Benefit Plans. PANTEL has no “employee benefit plans”, as defined in the Employee Retirement Income Security Act of 1974, as amended.

3.19  Obligations to Related Parties. (a) No employee, officer, or director or member of his or her immediate family is indebted to PANTEL, nor is PANTEL indebted (or committed to make loans or extend or guarantee credit) to any of them other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of PANTEL and (iii) for other standard employee benefits made generally available to all employees. None of its officers, directors or employees has any direct or indirect ownership interest in any firm or corporation with which PANTEL is affiliated or with which PANTEL has a business relationship, or any firm or corporation that competes with PANTEL, except in connection with the ownership of stock in publicly-traded companies. No employee, officer or director nor any member of their immediate families, is, directly or indirectly, interested in any PANTEL Material Contract.

3.20  Environmental and Safety Laws. PANTEL is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

3.21  Corporate Documents. The Articles of Incorporation and Bylaws of PANTEL are in the form provided to counsel for FDWY. The copy of the minute books of PANTEL provided to FDWY’s counsel contains complete and correct minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

As a material inducement to FDWY to enter into this Agreement, the Stockholder hereby represents and warrants to FDWY as follows:

4.1  Ownership. The Stockholder is the lawful owner of the number of shares of PANTEL Common listed opposite the name of the Stockholder on Exhibit A, free and clear of all preemptive or similar rights, liens, encumbrances, restrictions and claims of every kind. The stockholder has full legal right, power and authority to enter into this Agreement and to exchange, assign, transfer and convey the PANTEL Common so owned by the stockholder pursuant to this Agreement. The delivery to FDWY of the PANTEL Common held by the Stockholder pursuant to the terms of this Agreement will transfer to FDWY valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind.

4.2  Authority to Execute and Perform Agreement; No Breach. The Stockholder has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement, and to assign, transfer and convey the PANTEL Common owned by the Stockholder and to perform fully its respective obligations hereunder. The Agreement, when executed and delivered by the Stockholder, shall constitute the valid and binding obligation of the Stockholder, enforceable in accordance with its terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

4.3  Governmental Consent. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Stockholder is required in connection with the valid execution and delivery of this Agreement, or the consummation of any other transaction contemplated by this Agreement.

4.4  No Registration. The Stockholder understands that the shares constituting the Acquisition Consideration, have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Stockholder’s representations as expressed herein or otherwise made pursuant hereto.

4.5 Investment Intent. The Stockholder is acquiring the FDWY Common for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and the Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same.

4.6 Stockholder Status. At the time the Stockholder was offered the FDWY Common, the Stockholder was, and at the date hereof is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Stockholder is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and the Stockholder is not a broker-dealer. The Stockholder acknowledges that an investment in the FDWY Common is speculative and involves a high degree of risk. The Stockholder has completed or caused to be completed the Investor Questionnaire Certification attached hereto certifying as to the Stockholder’s status as an “accredited investor” and understands that FDWY is relying upon the truth and accuracy of the Stockholder set forth therein to determine the suitability of the Stockholder to acquire the FDWY Common.

4.7 Investment Experience. The Stockholder, either alone or together with its representatives, (i) has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the Stockholder’s investment in the FDWY Common, and has so evaluated the merits and risks of such investment, (ii) is able to bear the financial risks associated with an investment in the FDWY Common and, at the present time, is able to afford a complete loss of such investment, and (iii) has been given full access to such records of FDWY and its subsidiaries and to the officers and directors of FDWY and its subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

4.8  Restricted Securities. The Stockholder acknowledges that the shares constituting the Acquisition Consideration must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Stockholder acknowledges that such person is familiar with Rule 144 (“Rule 144”) promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and that the Stockholder has been advised that Rule 144 permits resales only under certain circumstances. The Stockholder understands that to the extent that Rule 144 is not available, the Stockholder will be unable to sell any FDWY Common without either registration under the Securities Act or the existence of another exemption from such registration requirement.

4.9 Investment Investment. The Stockholder has not agreed to act with any other person or entity for the purpose of acquiring, holding, voting or disposing of the FDWY Common purchased hereunder for purposes of Section 13(d) under the Securities Exchange Act of 1934, as amended, and the Stockholder is acting independently with respect to its investment in the FDWY Common.

4.10  Legends. The Stockholder understands and agrees that the certificates evidencing the Acquisition Consideration shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

4.11  Brokers or Finders. The Stockholder has not engaged any brokers, finders or agents, and will not incur any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Agreements.

SECTION 5

REPRESENTATIONS AND WARRANTIES OF FDWY

As a material inducement to PANTEL and the Stockholder to enter into this Agreement, FDWY hereby represents and warrants to PANTEL and the Stockholder as follows:

5.1 Organization, Good Standing and Qualification. FDWY is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. FDWY has the requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted and as proposed to be conducted, to execute and deliver this Agreement, to issue and deliver the Acquisition Consideration, and to perform its obligations pursuant to this Agreement. FDWY is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect on FDWY.

5.2 Subsidiaries. FDWY does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity, other than its ownership of Friendlyway, Inc., a Delaware corporation.

5.3 Capitalization.

   (a)  The authorized capital stock of FDWY consists of 100,000,000 shares of Common Stock, of which 25,428,130 shares were issued and outstanding on January 31, 2006, and 5,000,000 shares of Preferred Stock, none of which are issued and outstanding.

   (b) All issued and outstanding shares of FDWY Common (i) have been duly authorized and are validly issued, fully paid, and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

   (c)  Except as set forth above and in this Agreement, there are no options, warrants, convertible securities or other rights, agreements, commitments or arrangements of any kind to purchase, subscribe, issue, or sell any of FDWY’s authorized and unissued capital stock.

5.4  Authorization. All corporate action on the part of FDWY and its directors and officers necessary for the authorization, execution and delivery of this Agreement by FDWY, the delivery and issuance of the Acquisition Consideration, and the performance of all of FDWY’s obligations under the Agreements has been taken. No action on the part of the stockholders of FDWY is required for any of the foregoing actions. The Agreement, when executed and delivered by FDWY, shall constitute the valid and binding obligation of FDWY, enforceable in accordance with its terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity. When issued, the shares constituting the Acquisition Consideration will be duly and validly issued, fully paid and non-assessable, and not subject to any liens or encumbrances other than restrictions on transfer arising from federal and state securities laws and the holders shall be entitled to all rights accorded to a holder of FDWY Common.

5.5  Governmental Consent; Third Party Approvals

   (a) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of FDWY is required in connection with the valid execution and delivery of this Agreement, or the consummation of any other transaction contemplated by this Agreement.

(b) No consent, approval or authorization of any third party is required in connection with the consummation of the transactions contemplated hereunder.

5.6 Permits. FDWY has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would have a Material Adverse Effect, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently conducted. FDWY is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

5.7 Compliance with other Instruments. FDWY is not in violation of any term of its Articles or Bylaws, including any amendments thereto, or, in any material respect of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree to which it is party or by which it is bound which would have a Material Adverse Effect. FDWY is not in violation of any federal or state statute, rule or regulation applicable to FDWY the violation of which would have a Material Adverse Effect. The execution and delivery of this Agreement by FDWY and the performance by FDWY of its obligations pursuant to this Agreement will not result in any violation of, or conflict with, or constitute a material default under, FDWY’s Articles of Incorporation or Bylaws, each as amended to date, or any of its Material Contracts, nor, result in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of FDWY.

5.8 Brokers or Finders. Schedule 5.8 describes any liability of FDWY for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any of the transactions contemplated hereby.

SECTION 6

CONDITIONS TO FDWY'S OBLIGATIONS TO CLOSE

FDWY’s obligation to issue the Acquisition Consideration at the Closing is subject to the fulfillment on or before the Closing Date of each of the following conditions, unless waived in writing by FDWY:

6.1 Representations and Warranties.

(a) The representations and warranties made by PANTEL in Section 3 (as modified by the disclosures in the Schedule of Exceptions) shall be true and correct in all material respects as of the date of such Closing except for representations or warranties which are modified by materiality or by a Material Adverse Affect clause, which representations and warranties shall be true and correct in all respects.

   (b) The representations and warranties made by the Stockholder in Section 4 (as modified by the disclosures in the Schedule of Exceptions) shall be true and correct in all material respects as of the date of such Closing except for representations or warranties which are modified by materiality or by a Material Adverse Affect clause, which representations and warranties shall be true and correct in all respects.

6.2  Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by PANTEL or the Stockholder on or prior to the Closing shall have been performed or complied with in all material respects.

6.3  Blue Sky. FDWY shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the issuance of the Acquisition Consideration.

6.4 Board Approval. FDWY shall have obtained all necessary approval for the transactions contemplated by this Agreement by FDWY’s Board of Directors.

6.5  Proceedings and Documents. All corporate and other proceedings required to be taken by PANTEL or the Stockholder to carry out the transactions contemplated by this Agreement, and all instruments and other documents relating to such transactions, including without limitation the Investor Questionnaires shall be reasonably satisfactory in form and substance to FDWY, and FDWY shall have been furnished with such instruments and documents as it shall have reasonably requested.

6.6  Due Diligence. FDWY shall have completed to its satisfaction its business and legal due diligence investigation of PANTEL, its property, business and Subsidiaries, shall not have discovered any facts, circumstances, liabilities or conditions that, in FDWY’s sole discretion, may adversely affect the value or prospects of PANTEL, that are inconsistent with any factor, assumption or methodology that FDWY used to determine the Acquisition Consideration or that may expose FDWY or PANTEL to any liability not heretofore fully disclosed to the FDWY.

SECTION 7

CONDITIONS TO PANTEL’S AND THE
STOCKHOLDER'S OBLIGATION TO CLOSE

The Stockholder’s obligation to deliver and transfer the Stockholder’s PANTEL Common to FDWY and PANTEL’s obligations to make the deliveries described in Section 2 are subject to the fulfillment on or before such Closing of the following conditions, unless waived in writing by each of PANTEL and the Stockholder:

7.1  Representations and Warranties. The representations and warranties made by FDWY in Section 5 (as modified by the disclosures in the Schedule of Exceptions) shall be true and correct in all material respects as of the date of such Closing except for representations or warranties which are modified by materiality or by a Material Adverse Affect clause, which representations and warranties shall be true and correct in all respects.

7.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by FDWY on or prior to the Closing shall have been performed or complied with in all material respects.

7.3  Blue Sky. FDWY shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the issuance of the Acquisition Consideration.

7.4  Board Approval. PANTEL shall have obtained all necessary approvals for the transactions contemplated by this Agreement by its Board of Directors.

7.5  Proceedings and Documents. All corporate and other proceedings required to be taken by FDWY to carry out the transactions contemplated by this Agreement, and all instruments and other documents relating to such transactions, shall be reasonably satisfactory in form and substance to the Stockholder, and the Stockholder shall have been furnished with such instruments and documents as it shall have reasonably requested.

SECTION 8

INDEMNIFICATION AND SURVIVAL

8.1  Indemnification by Stockholder. Subject to Sections 8.7 and 8.8, the Stockholder shall indemnify, defend and hold harmless FDWY from, against, and with respect to any and all actions or causes of action, losses, damages (including without limitation all foreseeable and unforeseeable consequential damages), claims, obligations, liabilities, penalties, fines, costs and expenses (including without limitation reasonable attorneys’ and consultants’ fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claim, proceeding, demand or request for action by any governmental or administrative entity), of any kind or character (a “Loss”) arising out of or in connection with any of the following: (a) any breach of any of the representations or warranties of PANTEL or the Stockholder contained in or made pursuant to this Agreement; or (b) any failure by PANTEL or the Stockholder to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by PANTEL or the Stockholder pursuant to this Agreement; or (c) any other matter contained in the Escrow Agreement with respect to which the Stockholder has agreed to indemnify FDWY.

8.2  Indemnification by PANTEL. PANTEL shall indemnify, defend and hold harmless FDWY from, against and with respect to any and all Loss arising out of or in connection with any act or omission by PANTEL or the Stockholder.

8.3  Indemnification by FDWY. FDWY shall indemnify, defend and hold harmless PANTEL from, against and with respect to any Loss arising out of or in connection with any of the following: (a) any breach of any of the representations and warranties of FDWY contained in or made pursuant to this Agreement or (b) any failure by FDWY to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement.

8.4  Notice of Claim. Any party seeking to be indemnified hereunder (the “Indemnified Party”) shall notify the party from whom indemnity is sought (the “Indemnity Obligor”), and the Escrow Agent named in the Escrow Agreement, of any claim for recovery, specifying in reasonable detail the nature of the Loss and the amount of the liability estimated to arise therefrom. The Indemnified Party shall provide to the Indemnity Obligor and the Escrow Agent as promptly as practicable thereafter all information and documentation reasonably requested by the Indemnity Obligor to verify the claim asserted.

8.5  Defense. If the facts pertaining to a Loss arise out of the claim of any third party, or if there is any claim against a third party available by virtue of the circumstances of the Loss, the Indemnity Obligor may, by giving written notice to the Indemnified Party within 30 days following its receipt of the notice of such claim, elect to assume the defense or the prosecution thereof, including the employment of counsel or accountants at its cost and expense; provided, however, that during the interim the Indemnified Party shall use its best efforts to take all action (not including settlement) reasonably necessary to protect against further damage or loss with respect to the Loss. The Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnity Obligor in any such action and to participate therein, but the fees and expenses of such counsel shall be at the Indemnified Party’s own expense. Whether or not the Indemnity Obligor chooses so to defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and shall attend such conferences, discovery proceedings and trials as may be reasonably requested in connection therewith. The Indemnity Obligor shall not be liable for any settlement of any such claim effected without its prior written consent, which shall not be unreasonably withheld.

8.6  Other Remedies. The foregoing indemnification provisions are in addition to, and not in derogation or limitation of, any statutory, equitable or common law remedy any party may have as a result of a Loss.

8.7 Escrow. In the event that FDWY shall suffer a Loss subject to indemnity hereunder by the Stockholder, and FDWY shall deliver a notice thereof as provided in Section 8.4 to the Stockholder and the Escrow Agent, FDWY shall be entitled to recover up to the full amount of such Loss from the portion of the Acquisition Consideration held pursuant to the Escrow Agreement, subject to the terms thereof.

8.8 Reliance on and Survival of Representations. All representations and warranties of the parties in this Agreement, and in any certificates or other agreements delivered with this Agreement shall (a) be deemed to have been relied upon by the parties, notwithstanding any investigation heretofore or hereafter made by any party, and (b) survive the execution and delivery of this Agreement and the issuance of the FDWY Common to the Stockholder and shall continue in effect for a period of one year from the Closing Date. The right to indemnification, payment of damages or other remedy based on the representations and warranties in Section 3 and Section 4 and on covenants, agreements and obligations herein of PANTEL and the Stockholder will not be affected by any investigation conducted by FDWY with respect to, or any knowledge acquired (or capable of being acquired) at any time by FDWY, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, agreement or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant, agreement or obligation, or any extension granted with respect thereto, will not affect the right to indemnification, payment of damages or other remedy based on such representation, warranty, covenant, agreement or obligation.

SECTION 9

TERMINATION

9.1  Termination. This Agreement may be terminated and the Acquisition may be abandoned at any time before the Closing Date:

   (a) by written consent of FDWY, PANTEL and the Stockholder;

   (b) by either FDWY or PANTEL on written notice to the others if (i) any court of competent jurisdiction in the United States or other United States federal or state governmental entity shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the Acquisition and such order, decree, ruling or other action is or shall have become non-appealable, or (ii) the Acquisition has not been consummated by May 31, 2006; provided that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been a principal reason that the Closing shall not have occurred on or before said date;

(c) by FDWY on written notice to PANTEL if (i) there shall have been a material breach of any representations or warranties on the part of PANTEL or the Stockholder set forth in this Agreement or if any representations or warranties of PANTEL or the Stockholder shall have become untrue in any material respect and such breach is not cured within 10 business days after notice by FDWY thereof, provided that FDWY has not breached any of its obligations hereunder in any material respect; or (ii) there shall have been a breach by PANTEL or the Stockholder of any of their respective covenants or agreements hereunder in any material respect or materially adversely affecting (or materially delaying) the ability of the parties to consummate the Acquisition, and such breach has not been cured within 10 business after notice by FDWY thereof, provided that FDWY has not breached any of its obligations hereunder in any material respect; or

(d) by PANTEL or the Stockholder on written notice to FDWY if (i) there shall have been a material breach of any representations or warranties on the part of FDWY set forth in this Agreement or if any representations or warranties of BIOF shall have become untrue in any material respect and such breach is not cured within 10 business days after notice by PANTEL thereof, provided that each of PANTEL and the Stockholder has not breached any of its obligations hereunder in any material respect; or (ii) there shall have been a breach by PANTEL or the Stockholder of any of its covenants or agreements hereunder in any material respect or materially adversely affecting (or materially delaying) the ability of the parties to consummate the Acquisition, and such breach has not been cured within 10 business after notice by PANTEL thereof, provided that PANTEL has not breached any of its obligations hereunder in any material respect.

9.2  Effect of Termination. In the event of the termination of this Agreement or abandonment of the Acquisition pursuant to Section 9.1 above, this Agreement shall forthwith become void and have no effect and there shall be no liability on the part of any party hereto or its affiliates, directors, officers or stockholders; provided that if this Agreement is terminated by FDWY pursuant to Section 9.1(c) or by PANTEL or the Stockholder pursuant to Section 9.1(d) then the terminating party shall retain all rights to seek damages or other relief from the breaching party for any Losses arising from or related to such party's breach; and provided further that Section 10 shall continue in full force and effect.

SECTION 10

SPECIAL REMEDIES

10.1  Rescission. If the representations and warranties of PANTEL or the Stockholder are not true and correct and such failure or failures taken together have a Material Adverse Effect on FDWY, then FDWY shall have a right of recession with respect to this transaction. Such right may be exercised by FDWY delivering to PANTEL and the Stockholder a signed written notice (the “Rescission Notice”) stating (i) the breaches of the representations and warranties made by PANTEL or the Stockholder which constitute a Material Adverse Effect and (ii) the date (the “Rescission Closing”) on which the closing of the rescission shall take place, which date shall be no less than 14 days and no more than 30 days after the date of the Rescission Notice. At the Rescission Closing, FDWY shall deliver to the Stockholder duly endorsed share certificates representing all of the issued and outstanding shares of PANTEL, which shares shall be free and clear of all liens or encumbrances. At the Rescission Closing, the Stockholder shall deliver to FDWY duly endorsed share certificates representing the number of shares of FDWY Common issued to the Stockholder pursuant to the terms of this Agreement (as appropriately adjusted for stock splits, stock dividends, reverse stock splits, recapitalizations and similar events). The foregoing right of rescission shall expire, if not exercised, at the end of the survival of PANTEL’s representations and warranties.

SECTION 11

MISCELLANEOUS

11.1  Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by PANTEL, the Stockholder and FDWY.

11.2  Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by FedEx or other reputable overnight courier service, fully prepaid, addressed to such address, or (c) upon actual receipt of such mailing by certified mail return receipt requested, whichever shall first occur. The addresses for such communications shall be:

(a) If to FDWY:

friendlyway Corporation
1255 Battery Street, Suite 200
San Francisco, CA 94111
Attn: Chief Financial Officer
Facsimile: (415) 288-3334

(b) If to PANTEL:

Pantel Systems, Inc.
7222 Commercial Drive, Suite 240
Colorado Springs, CO 80919
Attn: President and Chief Executive Officer
Facsimile: (719) 598-3897

(c) If to the Stockholder:

Kenneth J. Upcraft
8143 Table Mesa Way
Colorado Spring, CO 80919

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other parties hereto.

11.3 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Nevada, without regard to principles of conflicts of law.

11.4 Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

11.5  Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any party without the prior written consent of the other parties. Any attempt by a party without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

11.6  Entire Agreement. This Agreement, including the exhibits attached hereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

11.7  Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement (including without limitation the remedies described in Section 10) or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

11.8  Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

11.9  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

11.10 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

11.11 Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in San Francisco County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California).

11.12 Attorney’s Fees. In the event that any suit or action is instituted to enforce any provisions in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation all fees, costs and expenses of appeals.

11.13 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

11.14 Further Representations. Each of FDWY, PANTEL and the Stockholder acknowledges that he or it has been represented by his or its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to his or its legal rights from such counsel. Each of FDWY, PANTEL and the Stockholder further represents that he or it has been independently advised as to the tax consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by the other parties to this Agreement as to such tax consequences.

11.15 Descriptive Headings: Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

11.16  Specific Performance and Injunctive Relief. The parties agree that each of them would suffer irreparable harm from a breach by the other party of the agreements set forth in this Agreement and that money damages may not be an adequate remedy for any such breach. In the event of an alleged or threatened breach of any of the provisions of this Agreement, the parties or their respective successors or assigns may, in addition to all other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions hereof.

11.17 NO JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

FRIENDLYWAY CORPORATION

By:/s/ Alexander von Welczeck
Alexander von Welczeck
President and Chief Executive Officer

PANTEL SYSTEMS, INC.

By:/s/ Kenneth J. Upcraft
Kenneth J. Upcraft
President and Chief Executive Officer

KENNETH J. UPCRAFT

EXHIBIT A

SHARE EXCHANGE

The number of shares of PANTEL Common to be exchanged by the Stockholder and the number of shares of FDWY Common to be received by the Stockholder pursuant to this Agreement are the following:

Name and Address	PANTEL Common	FDWY Common

Kenneth J. Upcraft	1,000,000	20,000,000 shares

EXHIBIT B

ESCROW AGREEMENT

FRIENDLYWAY CORPORATION
INVESTOR QUESTIONNAIRE

(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To:     friendlyway Corporation

This Investor Questionnaire (the “Questionnaire”) must be completed by each potential investor in connection with the offer and sale of the shares of common stock, par value $.001 per share (the “Securities”), of friendlyway Corporation (the “Company”). The Securities are being offered and sold by the Company without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Company must determine that a potential investor meets certain suitability requirements before offering or selling Securities to such investor. The purpose of this Questionnaire is to assure the Company that each investor will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential. However, by signing this Questionnaire, you will be authorizing the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Securities will not result in a violation of the Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Securities. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

A. BACKGROUND INFORMATION

Name: __________________________________________________________________

Business Address:_________________________________________________________
(Number and Street)
________________________________________________________________________
(City)     (State)     (Zip Code)

Telephone Number: _____________________________

If an individual:
Age: __________ Citizenship: ____________

If a corporation, partnership, limited liability company, trust or other entity:
Type of entity:____________________________________________________________
State of formation:______________________     Date of formation: _______________

Social Security or Taxpayer Identification No. _____________________________________

B.     STATUS AS ACCREDITED INVESTOR

The undersigned is an “accredited investor” as such term is defined in Regulation D under the Act, as at the time of the sale of the Securities the undersigned falls within one or more of the following categories (Please initial one or more, as applicable): 1

____ (1) a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with the investment decisions made solely by persons that are accredited investors;

____ (2) a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

____ (3) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of $5,000,000;

____ (4) a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of such person's purchase of the Securities exceeds $1,000,000;

____ (5) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

____ (6) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and

____ (7) an entity in which all of the equity owners are accredited investors (as defined above).

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire this ____ day of __________, 2006, and declares under oath that it is truthful and correct.

______________________________________________
Print Name

By: ___________________________________________
(Signature)

Title: __________________________________________
(required for any Stockholder that is a corporation, partnership, trust or other entity)

1 As used in this Questionnaire, the term “net worth” means the excess of total assets over total liabilities. In computing net worth for the purpose of subsection (4), the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances. In determining income, the investor should add to the investor’s adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, contributions to an IRA or KEOGH retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

2